UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

January 27, 2014 (January 22, 2014)

QUANTA SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-13831	74-2851603
(Commission File No.)	(IRS Employer Identification No.)

2800 Post Oak Boulevard, Suite 2600

Houston, Texas 77056

(Address of principal executive offices, including ZIP code)

(713) 629-7600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On January 22, 2014, the Compensation Committee of the Board of Directors (the “Board”) of Quanta Services Inc. (the “Company”) approved the Quanta Services, Inc. Nonqualified Deferred Compensation Plan dated January 22, 2014, including the Adoption Agreement and Plan Document (the “Plan”). The Plan is a defined contribution nonqualified deferred compensation plan and is administered by the Company. The Plan will enable certain individuals that may be designated from time to time, including the Company’s non-employee directors and key employees, independent contractors and consultants of the Company and its subsidiaries, to defer receipt of some or all of their cash compensation and/or settlement of their restricted stock units, provided that an employee may defer up to 75% of salary. In addition, an employee who defers the maximum amount permitted by law under the Quanta Services, Inc. 401(k) Savings Plan (the “401(k) Plan”) for a plan year will be credited with an employer matching contribution under the Plan for such plan year equal to the difference between (A) 100% of the first 3% of the employee’s compensation deferred under the Plan, plus 50% of the next 3% of the employee’s compensation deferred under the Plan, and (B) the maximum matching contribution that could be contributed on behalf of the employee under the 401(k) Plan for such plan year. The Company may also make discretionary employer contributions to the Plan. Matching contributions and discretionary employer contributions will be subject to a vesting schedule that will be determined by the Company at the time of the contribution, provided that vesting will accelerate upon a change in control and the participant’s death or retirement. All matching and discretionary employer contributions, whether vested or not, will be forfeited upon a participant’s termination of employment for cause or upon the participant engaging in competition with the Company or any of its affiliates, predecessors, designees or successors.

Generally, participants will receive distributions of deferred amounts upon the earlier of separation from service, the occurrence of a disability, or a specified date (selected at the time of the deferral). Participants may elect to receive distributions in the form of a lump sum or installments, and, in some cases, may elect to delay distribution upon termination of employment for up to five years. Participants may also be permitted to withdraw all or a portion of their deferred amounts under the Plan in the event of an unforeseeable financial emergency. The obligation to pay the balance of each participant’s account will at all times be an unfunded and unsecured obligation of the Company. Participants will receive hypothetical earnings on contributions based on returns generated by the Participant’s selection of investment alternatives established by the Company.

The foregoing does not purport to be a complete summary of the Plan and is qualified in its entirety by reference to the text of the Plan, a copy of which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

10.1	Quanta Services, Inc. Nonqualified Deferred Compensation Plan dated January 22, 2014, including the Adoption Agreement and Plan Document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 27, 2014	QUANTA SERVICES, INC.

	By:	/s/ Derrick A. Jensen
		Name:	Derrick A. Jensen
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Quanta Services, Inc. Nonqualified Deferred Compensation Plan dated January 22, 2014, including the Adoption Agreement and Plan Document